UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 24, 2013

Affinia Group Intermediate Holdings Inc.

(Exact name of Registrant as specified in its charter)

Delaware	333-128166-10	34-2022081
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1101 Technology Drive, Ann Arbor, Michigan	48108
(Address of principal executive offices)	(Zip Code)

(734) 827-5400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Chief Executive Officer and Director

On October 29, 2013, Affinia Group Inc. announced that Terry R. McCormack, President and Chief Executive Officer of Affinia Group Intermediate Holdings Inc. (“Affinia”), notified the Board of Directors of Affinia (the “Board”) of his resignation as President and Chief Executive Officer of Affinia and as a member of the Board effective March 31, 2014. Mr. McCormack has agreed to continue his service to Affinia after March 31, 2014 as special advisor to the Chairman of the Board. The terms and conditions of Mr. McCormack’s role as special advisor will be determined prior to March 31, 2014.

Affinia and Mr. McCormack have agreed that Mr. McCormack’s separation from service will be treated as a retirement for all purposes except that his separation from service will be treated as a termination without “Cause” for purposes of Mr. McCormack’s Amended and Restated Employment Agreement with Affinia Group Inc., dated as of December 15, 2008, as amended, and his Restricted Stock Unit Agreement with Affinia Group Holdings, dated as of October 18, 2010, each as amended by Mr. McCormack’s Letter Agreement dated May 31, 2013 (the “Letter Agreement”). As such, Mr. McCormack will be entitled to receive an amount equal to two times the sum of his base salary plus his average bonus as set forth in the Letter Agreement, one-half of which amount will be payable in 12 equal monthly installments with the balance payable in a lump sum on the first anniversary of Mr. McCormack’s separation from service. Within 30 days following Mr. McCormack’s separation from service, Mr. McCormack will also be entitled to receive a lump sum payment equal to the unpaid portion of the Installment Payments described in the Letter Agreement. Mr. McCormack will also be entitled to continued health coverage for twenty-four months following his separation from service. In addition, pursuant to the Letter Agreement, Mr. McCormack’s 30,699.36 restricted stock units will remain outstanding and will be eligible to vest in accordance their terms if a vesting event occurs prior to the later of (x) January 1, 2016, and (y) two years following his separation from service.

Appointment of Chief Executive Officer

On October 29, 2013, Affinia Group Inc. also announced that the Board has appointed Keith A. Wilson, age 52, as President and Chief Executive Officer of Affinia. Mr. Wilson currently serves as President of Affinia’s Global Filtration Group, having previously served as President, Under Hood Group from January 1, 2007 until December 31, 2007. Mr. Wilson served as Vice President and General Manager of our Under Hood Group from December 1, 2004 until December 31, 2006. Prior to that, Mr. Wilson had served as Vice President and division manager of Wix Filtration Products Division of Dana. Mr. Wilson earned a B.A. in Marketing and Management from Ball State University and he is a graduate of Dana’s M.B.A. Program.

The press release issued by Affinia Group Inc. on October 29, 2013 announcing Mr. McCormack’s resignation and Mr. Wilson’s appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release of Affinia Group Inc. issued October 29, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Affinia Group Intermediate Holdings Inc.

Date: October 29, 2013	By:	/s/ Steven E. Keller
	Name:	Steven E. Keller
	Title:	General Counsel

EXHIBIT INDEX

99.1	Press Release of Affinia Group Inc. issued October 29, 2013.